Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)

(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

WESTAR ENERGY, INC.

(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-0290150 (I.R.S. employer identification no.)

818 South Kansas Avenue Topeka, Kansas (Address of principal executive offices)	66612 (Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 4th day of April, 2007.

BNY Midwest Trust Company

By:	/s/ J. BARTOLINI
Name: J. BARTOLINI Title: VICE PRESIDENT

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2006, submitted in response to the call of the Illinois Department of Financial and Professional Regulation.

	ASSETS		Thousands of Dollars (000)
1.	Cash and Due from Depository Institution		66,475

2.	U.S. Treasury Securities		- 0 -

3.	Obligations of States and Political Subdivisions		- 0 -

4.	Other Bonds, Notes and Debentures		- 0 -

5.	Corporate Stock		- 0 -

6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		889

7.	Accounts Receivable		3,633

8.	Goodwill		86,816

9.	Intangibles		-0-

10.	Other Assets		324

	(Itemize amounts greater than 15% of Line 10)

	Accrued Interest Receivable Intercompany	287

11.	TOTAL ASSETS		158,137

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

LIABILITIES		Thousands of Dollars

12. Accounts Payable		153

13. Taxes Payable		386

14. Other Liabilities for Borrowed Money		25,425

15. Other Liabilities

(Itemize amounts greater than 15% of Line 14) Reserve for Taxes	17,874	19,355

16. TOTAL LIABILITIES		45,319

EQUITY CAPITAL

17. Preferred Stock		- 0 -

18. Common Stock		2,000

19. Surplus		67,130

20. Reserve for Operating Expenses		- 0 -

21. Retained Earnings (Loss)		43,688

22. TOTAL EQUITY CAPITAL		112,818

23. TOTAL LIABILITIES AND EQUITY CAPITAL		158,137

I,     Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola (Signature of Officer Authorized to Sign Report)